Joint Filer Information

Name:                                Sigma-Tau International S.A.

Address:

19-21 Boulevard du Prince Henri

L-1724 Luxembourg

Designated Filer:                                           Sigma-Tau Finanziaria S.p.A.

Issuer & Ticker Symbol:                                           Soligenix, Inc. (SNGX)

Date of Earliest

Transaction Required

to be Reported:                                           12/20/12

Signature:                                   /s/ Fabio Amabile_________________

Name:  Fabio Amabile

Title:    Attorney-in-fact

SIGMA-TAU INTERNATIONAL S.A.

Name:                                Sigma-Tau America S.A.

Address:                                19-21 Boulevard du Prince Henri

L-1724 Luxembourg

Designated Filer:                                           Sigma-Tau Finanziaria S.p.A.

Issuer & Ticker Symbol:                                           Soligenix, Inc. (SNGX)

Date of Earliest

Transaction Required

to be Reported:                                           12/20/12

Signature:                                  /s/ Fabio Amabile___________

Name:  Fabio Amabile

Title:    Attorney-in-fact

SIGMA-TAU AMERICA S.A.

Name:                                Sigma-Tau Pharmaceuticals, Inc.

Address:                                9841 Washingtonian Blvd, Suite 500

Gaithersburg, Maryland  20878

USA

Designated Filer:                                           Sigma-Tau Finanziaria S.p.A.

Issuer & Ticker Symbol:                                           Soligenix, Inc. (SNGX)

Date of Earliest

Transaction Required

to be Reported:                                           12/20/12

Signature:                                 /s/ Fabio Amabile______________________

Name:  Fabio Amabile

Title:    Attorney-in-fact

SIGMA-TAU PHARMACEUTICALS, INC.